EXHIBIT 2.1


                                  AMENDMENT TO
                               ARTICLES OF MERGER
                                       of
                                LISTO CORPORATION
                               Nevada Corporation

     Pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, the undersigned officers of Listo, Inc. (the "Corporation"), do hereby certify:

1. Paragraph 6 of the Articles of Merger provide that the Effective Date of the merger between GBO Corporation and Listo, Inc. (the "Merger") shall be June 1, 2003.

2. Paragraph 6 of the Articles of Merger are hereby amended to provide that the Effective Date of the Merger shall be July 15, 2003.

3 The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.   The amendment was adopted the 3rdth day of September, 2003.

The Board of Directors with shareholder approval adopted the amendment.


         DATED as of this 3rd day of September, 2003

                                               LISTO, INC., a Nevada corporation


                                               By:/s/ Robert Smart
                                                      ------------------------
                                                      Robert Smart
                                                      Its: President